Exhibit 32.2

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

18 U.S.C. Section 1350

I, William J. Lyons, Chief Financial Officer (principal financial officer) of CONSOL Energy Inc. (the “Registrant”), certify that to my knowledge, based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2010 of the Registrant (the “Report”):

(i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 10, 2011

/s/ WILLIAM J. LYONS
William J. Lyons
Chief Financial Officer and Executive Vice President